CERTIFICATE OF AMENDMENT
                            ------------------------
                         TO CERTIFICATE OF INCORPORATION
                         -------------------------------


     Pomeroy Computer Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:  That  the Board of Directors of said Corporation, at a meeting duly
     -----
convened and held, adopted a resolution proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said Corporation:

     "RESOLVED, that the Certificate of Incorporation of Pomeroy Computer Resources, Inc., be amended by changing Article First so that, as amended, said Article First shall be and read as follows:

          ARTICLE FIRST: The name of the Corporation is Pomeroy IT Solutions, Inc."


     SECOND:     That  at  the  next Annual Meeting of Stockholders held on June
     ------
19, 2003, in accordance with Sec.222 of the General Corporation Law of the State of Delaware, at which a quorum was present, either in person or by proxy, a majority of the outstanding stock entitled to vote thereon was voted in favor of the aforesaid Amendment.

     THIRD:     That the aforesaid Amendment was duly adopted in accordance with
     -----
the applicable provisions of Sec.242 of the General Corporation Law of the State of Delaware.


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     IN  WITNESS  WHEREOF,  Pomeroy  Computer  Resources,  Inc.  has caused this
Certificate to be signed by Stephen E. Pomeroy, its president, and Michael Rohrkemper, its secretary, this ____ day of June, 2003.


                                      POMEROY  COMPUTER  RESOURCES,  INC.



                                      By:
                                         -------------------------------------
                                         Stephen  E.  Pomeroy,  President



                                      By:
                                         -------------------------------------
                                         Michael  Rohrkemper,  Secretary



COMMONWEALTH  OF  KENTUCKY
COUNTY  OF  KENTON

     On this, the ____ day of ____________, 2003, before me, a Notary Public, personally appeared Stephen E. Pomeroy and Michael Rohrkemper, to acknowledge that they are the president and secretary, respectively, of Pomeroy Computer Resources, Inc., a Delaware corporation, and that as such officers, being duly authorized to do so, they executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        -------------------------------
                                        Notary  Public

My  Commission  Expires:

------------------------


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